UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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MakeMusic, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
AUDIT COMMITTEE REPORT
DELIVERY OF DOCUMENTS AND OTHER BUSINESS
SHAREHOLDER PROPOSALS

MAKEMUSIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of MakeMusic, Inc. will be held on Wednesday, May 20, 2009, at 3:30 p.m. (Minneapolis time), at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, United States, for the following purposes:
1.	To elect directors for the ensuing year.

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2009.

3.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.
          Only shareholders of record at the close of business on March 23, 2009, are entitled to notice of and to vote at the meeting or any adjournment thereof.
          Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save us the expense of further requests for proxies.
          Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 20, 2009: The proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.makemusicproxy.com.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Koch
Chairman of the Board

Minneapolis, Minnesota
April 6, 2009

MAKEMUSIC, INC.
Annual Meeting of Shareholders
May 20, 2009

PROXY STATEMENT

INTRODUCTION
          Your proxy is solicited by the Board of Directors of MakeMusic, Inc. (“MakeMusic”) for use at the Annual Meeting of Shareholders to be held on May 20, 2009 (the “Annual Meeting”), at the location and for the purposes set forth in the Notice of Meeting and at any adjournment thereof.
          The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
          You may vote your shares by telephone, Internet, or mail by following the instructions on the enclosed proxy card. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.
          Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of MakeMusic. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than the election of directors will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
          The mailing address of our principal executive office is 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota, 55344-3848, United States. You may contact our offices at 952-937-9611 if you need directions or for any other inquiries regarding the Annual Meeting. We expect that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about April 6, 2009.
          Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 20, 2009: The proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.makemusicproxy.com.

OUTSTANDING SHARES AND VOTING RIGHTS
          Our Board of Directors has fixed March 23, 2009, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 23, 2009, there were 4,662,173 shares of our Common Stock issued and outstanding, which is our only outstanding class of capital stock entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.
PRINCIPAL SHAREHOLDERS
          The following table provides information concerning persons known to us to be the beneficial owners of more than 5% of our outstanding Common Stock as of March 23, 2009. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address	Number of Shares	Percent
of Beneficial Owner	Beneficially Owned	of Class
LaunchEquity Partners, LLC	1,427,748 (1)	30.6%
14850 N. Scottsdale Rd., Suite 385 Scottsdale, AZ 85254

(1)	Represents (i) 1,362,829 shares held by LaunchEquity Acquisition Partners, LLC — Education Partners (“LEAP”) and (ii) 64,919 shares held by The Koch Family Trust (the “Trust”), as set forth in LaunchEquity Partners, LLC’s most recent Schedule 13D/A filing with the Securities and Exchange Commission on December 15, 2008. LEAP is solely managed by Broadway Advisors, LLC, an Arizona limited liability company, which is solely managed by Jeffrey A. Koch. Broadway Advisors, LLC and Jeffrey A. Koch, as manager, have voting and dispositive power over all the shares held by LEAP. Broadway Advisors, LLC and Mr. Koch disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. Mr. Koch is trustee of the Trust and thus has voting and dispositive power over all the shares held by the Trust. Mr. Koch disclaims beneficial ownership of the shares in the Trust except to the extent of his pecuniary interest therein.
MANAGEMENT SHAREHOLDINGS
          The following table sets forth the number of shares of Common Stock beneficially owned as of March 23, 2009, by each executive officer of MakeMusic named in the Summary Compensation Table on page 12 (who in this proxy statement are together referred to as “Named Executive Officers”), by each current director and nominee for director and by all directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial	Number of Shares		Percent
Owner or Identity of Group	Beneficially Owned		of Class(1)
Ronald B. Raup	82,587	(2)	1.8%
John Paulson	275,739	(3)	5.9%
Karen L. VanDerBosch	30,477	(4)	*
Jeffrey A. Koch	1,427,748	(5)	30.6%
Michael E. Cahr	24,332	(6)	*
Keith A. Fenhaus	8,665	(7)	*
Robert B. Morrison	7,332	(7)	*
Graham Richmond	11,332	(7)	*
Michael Skinner	9,332	(7)	*

All current executive officers and directors as a group (8 persons)	1,601,805	(8)	34.4%

*	Less than 1%

(1)	Based on 4,662,173 shares of Common Stock issued and outstanding as of March 23, 2009. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 23, 2009, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes 14,175 shares which are owned outright and 68,412 shares that may be purchased upon exercise of options that are exercisable as of March 23, 2009, or within 60 days of such date.

(3)	Includes 37,239 shares which are owned outright and 238,500 shares that may be purchased upon exercise of options that are exercisable as of March 23, 2009, or within 60 days of such date. John Paulson resigned as the Company’s co-Chief Executive Officer and director on November 23, 2008.

(4)	Includes 4,448 shares which are owned outright and 26,029 shares that may be purchased upon exercise of options that are exercisable as of March 23, 2009, or within 60 days of such date.

(5)	See footnote (1) to preceding table.

(6)	Includes 23,000 shares which are owned outright and 1,332 shares that may be purchased upon exercise of options that are exercisable as of March 23, 2009, or within 60 days of such date.

(7)	Represents shares that may be purchased upon exercise of options that are exercisable as of March 23, 2009, or within 60 days of such date.

(8)	Includes 132,434 shares that may be purchased by all officers and directors as a group upon exercise of options exercisable as of March 23, 2009, or within 60 days of such date.
ELECTION OF DIRECTORS
(Proposal #1)
General Information
          Our Bylaws provide that the number of directors, which shall not be less than one, shall be determined by the Board of Directors or by the shareholders. Pursuant to a recommendation by the Governance Committee, the Board of Directors determined that the number of directors be set at seven and that seven directors be elected at the Annual Meeting. All of the nominees are current members of the Board of Directors. Under applicable Minnesota law, the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
          In the absence of other instructions, each proxy will be voted for each of the nominees listed below as determined by the independent members of the Board of Directors. If elected, each nominee will serve until the next annual meeting of shareholders or until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unwilling or unable to serve as a director after the meeting by reason of resignation, death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is determined by the Governance Committee, or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will withdraw or be unable to serve.
          The names and ages of all of our director nominees and the positions held by each with MakeMusic are as follows:

Name	Age	Position
Jeffrey A. Koch	44	Chairman of the Board
Ronald B. Raup	58	Chief Executive Officer and Director
Michael E. Cahr(1)(3)	69	Director
Keith A. Fenhaus (1)(2)(4)	51	Director, Lead Independent Director
Robert B. Morrison (1)(4)	47	Director
Graham Richmond (3)(4)	36	Director
Michael Skinner (3)	58	Director

(1)	Member of the Audit Committee.

(2)	The Board of Directors has determined that Keith A. Fenhaus qualifies as an “audit committee financial expert” under the applicable federal securities laws.

(3)	Member of the Compensation Committee.

(4)	Member of the Governance Committee.

          Jeffrey A. Koch joined MakeMusic as a director on July 20, 2006 and was elected the Chairman of the Board on October 19, 2006. From 2005 through the present date, Mr. Koch has been the Chief Executive Officer of LaunchEquity Partners, LLC a firm that specializes in investing in early stage companies with high growth potential in both the public and private markets. Mr. Koch is also the manager of Broadway Advisors, LLC which is the manager of LEAP, a shareholder of the Company. Prior to founding LaunchEquity Partners, Mr. Koch was the co-head of the High Yield Bond business at Metropolitan West Asset Management from 2003 to 2004. From 1989 to 2002, Mr. Koch held the position of Portfolio Manager of various fixed income portfolios for Strong Capital Management, the most recent being the head of the High Yield Bond business from 1996 to 2002. Mr. Koch received a B.S. from the University of Minnesota, Morris in 1987 and an MBA from the John M. Olin School of Business at Washington University in St. Louis in 1989. Mr. Koch is a Chartered Financial Analyst.
          Ronald B. Raup is the Company’s Chief Executive Officer, serving in that position since November 24, 2008. From December 6, 2007, to November 24, 2008, he served as co-Chief Executive Officer and has served as President, Chief Operating Officer and director since October 2006. Prior to that, Mr. Raup served as Chief Marketing Officer from September 2005 until October 2006 and as a member of our Board of Directors from September 2004 until September 2005. Mr. Raup has more than thirty years of experience in the music product industry. From 2003 through 2005, Mr. Raup served as Vice President-Piano Division of Brook Mays Music Company, the largest full-line music product retailer in the United States. In addition to his three-year term as Vice President, Mr. Raup also served as Chief Operating Officer for Brook Mays from 1999 through 2002. From 1995 to 1999, he was employed at MakeMusic as our President and Chief Operating Officer. Mr. Raup has also served as Senior Vice President of Marketing and Sales at Yamaha Corporation of America, the largest music products company in the world. He also served on Yamaha’s Board of Directors. Mr. Raup has served on various industry boards including NAMM, the International Music Products Association and the World Economic Summit.
          Michael E. Cahr was elected as a director on January 28, 2009, and is a member of the Audit Committee and Compensation Committee. Mr. Cahr is a general partner at Focus Equity Partners, a private equity investment and management firm that acquires middle-market companies and assists them in reaching their performance potential. Mr. Cahr has more than 30 years of experience as a venture capitalist, CEO and director of public and private companies. From September 2004 to June 2006, Mr. Cahr served as CEO of one of Focus Equity’s investments, C&M Pharmacy, a Glenview, Illinois, specialty pharmacy company and engineered the sale of the company to Walgreen Co. Currently, Mr. Cahr acts as board member and advisor to another Focus investment, Business Only Broadband (BOB), a premier provider of carrier-class, fixed wireless primary and co-primary data network solutions for the business sectors in Chicago and the New York metropolitan area. Mr. Cahr serves as a director of Pacific Health Laboratories, a publicly-traded nutritional products firm that develops and commercializes functionally unique nutritional products.
          Keith A. Fenhaus was elected as a director on March 15, 2007, and was also appointed as the Audit Committee Chairman and a member of the Governance Committee on that date. Mr. Fenhaus was named lead independent director on January 28, 2009. Since 2002, Mr. Fenhaus has been President of Hallmark Insights, a wholly-owned subsidiary of Hallmark Cards, specializing in business incentive solutions. Mr. Fenhaus has previously served Hallmark Insights, where he has been employed since 1992, as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark Insights, Mr. Fenhaus was the Chief Financial Officer of Sheffert & Wein. His previous positions included Senior Vice President, Finance, Community Financial Services at First Bank (now US Bank) and Vice President and Controller at Norwest Mortgage (now Wells Fargo Home Mortgage). Mr. Fenhaus has a bachelor of business administration degree from the University of Wisconsin.
          Robert B. Morrison was appointed to the Board of Directors on July 9, 2007, and serves on the Audit Committee and Governance Committee. Mr. Morrison is co-founder of Quadrant Arts Education Research, one of the nation’s leading research and market intelligence organizations focusing on music and arts education. Quadrant serves both the commercial and governmental sectors and has pioneered ground-breaking research on the status and condition of arts education in the United States. Prior to founding Quadrant, Mr. Morrison was the founder and chairman emeritus of Music for All, a not-for-profit educational organization whose mission is to expand access to music and arts education. Mr. Morrison also served as the Chief Executive Officer of the VH1 Save the Music Foundation, the national non-profit organization committed to restoring music education in America’s public schools. Mr. Morrison has also served as director of market development for NAMM, the international music products association, was an executive director of the American Music Conference (AMC), where he directed AMC’s media efforts, and was a senior executive with the Pearl Corporation. Mr. Morrison has received an honorary doctorate degree from the State University of New York, the Mr. Holland’s Opus Award from the National Academy of Recording Arts and Science and the Life Achievement Award from the Music Distributors Association. Mr. Morrison has earned both an Emmy and Peabody Award for his work on behalf of music education. Mr. Morrison served as a member of the board of trustees for the Berklee College of Music in Boston and currently serves on several national music and arts education policy boards.
          Graham Richmond was elected to the Board of Directors on July 25, 2006. Mr. Richmond is a member of the Compensation Committee and is Chairman of the Governance Committee. Mr. Richmond is the Chief Executive Officer and co-founder of Clear Admit, LLC, an educational counseling company focused on management education. Prior to launching Clear Admit at the end of 2001, Mr. Richmond worked as an admissions counselor and technology consultant for the Wharton School at the University of Pennsylvania. Mr. Richmond’s career also includes a position as Vice President of Marketing and Operations at MCS Multi-App, an educational technology company that served the leading law and business schools with software applications in the 1990s. Beyond his professional career, Mr. Richmond has pursued his passion for music as a classical and jazz flautist and singer/songwriter/guitarist. He holds an undergraduate degree in art history from Swarthmore College and an MBA in entrepreneurial management from the Wharton School at the University of Pennsylvania.
          Michael Skinner was appointed to the Board of Directors on November 20, 2006, and is Chairman of the Compensation Committee. Mr. Skinner is a summa cum laude graduate of Berklee College of Music with a bachelor’s degree in music education. He received his master’s degree in music composition from the University of Miami. Mr. Skinner has worked as a composer, arranger, clinician and performer, as well as a music educator, having taught elementary through high school music. In 1986, Mr. Skinner became the national clinician for Vandoren and a Yamaha performing artist. He later became marketing manager for J. D’Addario & Co., marketing Vandoren products as well as J. D’Addario education products. From 1991-2001, Mr. Skinner served as the marketing manager for the Band & Orchestral Division, Yamaha Corporation of America. In July of 2001, he returned to J. D’Addario & Co. as Director of Marketing for Band & Orchestra products. In July 2004, Mr. Skinner formed DANSR and became the sole U.S. importer of Vandoren Products. Today, he remains the President of DANSR.
Corporate Governance
Independence
          The Board has determined that currently and at all times during the year ended December 31, 2008, a majority of its members are “independent” as defined by the listing standards of the Nasdaq Stock Market. The Board considers in its evaluation of independence any existing related-party transactions, which are discussed later in this proxy statement in the section entitled “Certain Transactions and Business Relationships.” The Board’s determination is based on its belief that none of the independent directors have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The current independent directors are Michael Cahr, Keith Fenhaus, Robert Morrison, Graham Richmond and Michael Skinner. Ronald Raup is precluded from being considered independent since he currently serves as an executive officer of MakeMusic. Additionally, the Board has determined, based on Jeffrey Koch’s beneficial ownership of approximately 31% of MakeMusic’s outstanding Common Stock, as well as Mr. Koch’s increased involvement in the Company’s operations, that he is no longer considered independent.
          Code of Ethics and Business Conduct
          The Board has a Code of Ethics and Business Conduct (“Code of Ethics”) that applies to all of our employees, directors and officers, including our principal executive officers, principal financial officer and controller. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics is available in print, free of charge to any stockholder who sends a request for a paper copy to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848. MakeMusic intends to include on its website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officers, principal financial officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Communications with the Board of Directors
          Shareholders may communicate directly with the Board of Directors. All communications should be directed to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board.
Director Attendance at Annual Meeting
          Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting MakeMusic. We do not have an annual meeting attendance policy for directors, but they are encouraged to attend all meetings of shareholders. Three of our directors attended the 2008 annual meeting of shareholders.
Committee and Board Meetings
          In accordance with Item 407 of Regulation S-K our Board of Directors has standing Audit, Governance and Compensation Committees. Each committee is comprised only of independent directors, pursuant to the respective committee charters. Members of such committees meet formally and informally from time to time throughout the year on committee matters.
          The directors and committee members often communicate informally to discuss the affairs of MakeMusic and, when appropriate, take formal Board and/or committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2008, the Board of Directors held five (5) formal meetings. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which he served.
          Executive Sessions
          The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings.
          Audit Committee
          The Audit Committee consists of independent directors Keith Fenhaus (Chair), Robert Morrison and Michael Cahr. Mr. Fenhaus joined the Audit Committee and was appointed chairman when he was elected as a director in March 2007. Mr. Morrison has served on the Audit Committee since October 2007. Mr. Cahr joined the Audit Committee when he was elected as a director in January 2009. The Audit Committee is responsible for reviewing our internal control procedures, reviewing with management and MakeMusic’s independent registered public accounting firm the quarterly and annual financial statements of MakeMusic, engaging and evaluating the performance of our independent registered public accounting firm and reviewing with our independent registered public accounting firm the results of the annual audit. The Audit Committee met four (4) times during fiscal 2008 and our independent registered public accounting firm participated in all of these meetings. A current copy of the Audit Committee charter is available on our website at www.makemusic.com/investor_relations.aspx.
          The Board has determined that Keith Fenhaus is the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933. Mr. Fenhaus is an “independent director” as that term is defined in Nasdaq Rule 4200(a)(15) and meets the definition of “independence” in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The designation of Mr. Fenhaus as the audit committee financial expert does not impose on Mr. Fenhaus any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Fenhaus as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

          Compensation Committee
          The Compensation Committee consists of independent directors Michael Skinner (Chair) who was appointed to the committee on July 19, 2007, and Graham Richmond and Michael Cahr, who both joined the committee when they were elected as directors in July 2006 and January 2009, respectively. The Compensation Committee met six (6) times during fiscal 2008. A current copy of the Compensation Committee charter is available on our website at www.makemusic.com/investor_relations.aspx.
          The Compensation Committee of our Board of Directors directs the design of, and oversees, our executive compensation program. The Compensation Committee’s responsibilities include developing and periodically reviewing with management our philosophy of compensation; annually considering the relationship between MakeMusic’s strategic operating plans and compensation plans; periodically reviewing and advising the Board with respect to employee deferred compensation plans and benefit plans; and developing, recommending, reviewing and administering compensation plans for members of the Board of Directors. The Compensation Committee also has the authority to establish the salaries and incentive compensation to be paid to our executive officers and the Board of Directors and administers our 2003 Equity Incentive Plan. Our Chief Executive Officer and Chief Financial Officer discuss compensation proposals and make recommendations to the Compensation Committee. The Compensation Committee also has the authority to engage a compensation consultant; however, it did not do so in 2008. The Compensation Committee may delegate its responsibilities to subcommittees, as appropriate.
          Governance Committee
          The Governance Committee consists of independent directors Graham Richmond (Chair) who joined the committee when he was elected as director in July 2006, Keith Fenhaus, who was appointed to the committee when he joined the board in March 2007 and Robert Morrison who was appointed to the committee when he joined the board in July 2007. The Governance Committee met four (4) times during fiscal 2008. A current copy of the Governance Committee charter is available on our website at www.makemusic.com/investor_relations.aspx.
          The Governance Committee recommends to our Board of Directors candidates to serve on our Board who will carry out policies and processes designed to provide for the effective and efficient governance of MakeMusic. The Governance Committee will consider candidates for director nominees recommended by shareholders, directors, third-party search firms and other sources. In evaluating director nominees, the Governance Committee considers the following factors and qualifications:
•	the appropriate size and the diversity of our Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	the nominee’s familiarity with domestic and international business matters;

•	the nominee’s familiarity with legal and regulatory requirements;

•	the nominee’s experience with accounting rules and practices;

•	the independence standards established by the Board and the presence of any material interests that could cause a conflict between MakeMusic’s interests and the interests of the nominee;

•	the nominee’s willingness to adhere to MakeMusic’s Code of Ethics and Business Conduct;

•	the nominee’s ability to exercise his or her best business judgment in the interest of all shareholders;

•	the nominee’s ability to devote substantial time to the business of the Board and at least one standing committee;

•	appreciation of the relationship of MakeMusic’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
          In addition, the Governance Committee believes that nominees should be able to read and understand basic financial statements, have familiarity with MakeMusic’s business and industry, have high moral character and mature judgment and be able to work collegially with others.
          The Governance Committee will consider the attributes of the candidates and the needs of our Board, and will review all candidates in the same manner.

          A shareholder who wishes to recommend one or more directors must provide a written recommendation to MakeMusic at the address below, directed to the attention of Investor Relations, who will forward the proposals and recommendations to the Governance Committee for consideration. Notice of a recommendation must include the name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements and Board membership, if any. The shareholder should also include a description of the nominee’s experience and character traits that cause him or her to be suitable for Board membership, and, if desired, an explanation of why the shareholder believes that the nominee would make a meaningful contribution to the Board.
          The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. MakeMusic may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
Director Compensation
          In 2008, each director was compensated in accordance with the MakeMusic, Inc. Board Compensation Plan adopted on February 15, 2007, amended on January 31, 2008, and further amended on January 28, 2009 (the “Board Compensation Plan”). Each non-employee director who was serving at the beginning of fiscal 2008 received $3,000 per calendar quarter for Board membership and $2,000 per calendar quarter for serving as the Board or committee chairperson. Each eligible director also received an annual non-qualified stock option grant to purchase 4,000 shares of MakeMusic’s common stock, with an exercise price equal to the fair market value of common stock on the date of the grant. An eligible director is defined as a non-employee member of the Board who is not (i) otherwise compensated by MakeMusic or (ii) a representative of a shareholder who beneficially owns 5% or more of our common stock. The options were issued under the 2003 Equity Incentive Plan, have a four-year term and vested ratably over twelve months. In the event a director’s service terminated for any reason or if the director was no longer an eligible director, vesting of the option would have ceased with the director having the right to exercise any vested shares through the remaining term of the option.
          In accordance with the Board Compensation Plan, on January 2, 2008, the Board granted each of Keith Fenhaus, Bob Morrison, Graham Richmond and Michael Skinner, who were MakeMusic’s eligible directors at that time, a four-year non-qualified option to purchase 4,000 shares at $10.00 per share, which options vested monthly between the date of grant and December 31, 2008. On January 2, 2009, the Board granted to each of Keith Fenhaus, Bob Morrison, Graham Richmond and Michael Skinner, a four-year non-qualified option to purchase 4,000 shares at $2.51 per share, which options vest monthly between the date of grant and December 31, 2009.
          Upon his election to the Board of Directors on January 28, 2009, the Board granted a four-year non-qualified option to purchase 4,000 shares at $3.40 per share to Michael Cahr, which option vests monthly between the date of grant and December 31, 2009.

          2008 Director Compensation Table
          The following table sets forth certain information regarding compensation paid to and earned by the non-employee directors who served on MakeMusic’s Board of Directors during the 2008 fiscal year.

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Jeffrey Koch	$20,000	—	—	—	—	—	$20,000
Keith Fenhaus	$20,000	—	$11,766	—	—	—	$31,766
Robert Morrison	$20,000	—	$11,591	—	—	—	$31,591
Graham Richmond	$20,000	—	$12,019	—	—	—	$32,019
Michael Skinner	$20,000	—	$11,802	—	—	—	$31,802

(1)	All directors received the amount of cash compensation to which they were entitled under the Board Compensation Plan, as described in the paragraphs directly preceding this Director Compensation Table in the section entitled “Director Compensation.”

(2)	Represents the amounts expensed for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), for outstanding option awards to directors and thus may include amounts from awards granted in and prior to 2008. The assumptions used to determine the valuation of the awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. At fiscal year end the aggregate number of option awards outstanding for each non-employee director then serving as a director was as follows: Jeffrey Koch, 0; Keith Fenhaus, 7,333; Robert Morrison, 6,000; Graham Richmond, 10,000; and Michael Skinner, 8,000.
Vote Required; Recommendation
          Election of each director requires the affirmative vote of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
          THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL #1.

EXECUTIVE COMPENSATION
Overview
     The Compensation Committee views executive compensation as a total package that includes base salary, annual performance-based non-equity incentive plan awards and long-term equity compensation in the form of stock options and restricted stock units. MakeMusic does not currently provide a defined benefit pension plan, 401K match or retiree health care.
Employment Agreements and Termination of Employment Agreements
          On October 19, 2000, we entered into a one-year employment agreement with John Paulson, our former co-Chief Executive Officer. Pursuant to the agreement, Mr. Paulson was initially paid a base salary of $155,500 per year, subject to annual increases as determined by the Board of Directors or a committee. In addition, Mr. Paulson’s employment agreement provided that he may be eligible for non-equity incentive compensation as determined by the Board of Directors or a committee. For 2008, Mr. Paulson’s base salary was $200,000 and he was eligible to receive a cash incentive award equal to 80% of his base salary, with actual payment dependent upon achievement of company financial objectives that were established by the Compensation Committee for the fiscal year. On November 24, 2008, the Board of Directors accepted the resignation of John Paulson from his position as co-Chief Executive Officer. In connection with his resignation, Mr. Paulson will receive a separation payment beginning in July 2009 in the aggregate amount of approximately $183,000. The vesting of most of Mr. Paulson’s options was accelerated and the expiration of his options was extended such that Mr. Paulson will be eligible to exercise options to purchase an aggregate of 148,800 shares until December 31, 2009, and an additional 89,700 shares until July 6, 2010, at exercise prices ranging from $2.27 to $10.20 per share. Mr. Paulson was also entitled to receive accrued paid time off, as well as any cash and equity incentives that accrued during the year ending December 31, 2008, which are described below under the sections entitled “Material Terms of Non-Equity Incentive Plan Awards” and “Material Terms of Restricted Stock Awards.” Mr. Paulson will also receive $50,000 for services rendered as a consultant to the Company through July 7, 2009.
          On February 26, 2007, we entered into an employment agreement with Ronald Raup. Mr. Raup’s employment agreement provided that he would receive an initial annual base salary of $185,000 for serving as our President and Chief Operating Officer, which positions he assumed in October 2006. Mr. Raup was promoted to co-Chief Executive Officer on December 6, 2007, and, effective January 1, 2008, his annual base salary was increased to $200,000, subject to annual increases as determined by the Board of Directors or a committee. In addition, Mr. Raup’s employment agreement provides that he may be eligible for non-equity incentive compensation as determined by the Board of Directors or a committee. For 2008, Mr. Raup was eligible to receive a cash incentive award equal to 80% of his base salary, with actual payment dependent upon achievement during 2008 of company financial objectives that are set by the Compensation Committee for the fiscal year. Mr. Raup is also eligible to receive certain other benefits that we make available to executive officers. The initial term of Mr. Raup’s employment agreement ended on February 19, 2008, but the agreement is subject to automatic renewal for consecutive one-year terms. The agreement may be terminated by mutual agreement of the parties, or by the Company if there is cause to do so. If we would terminate Mr. Raup without cause, he would be entitled to receive monthly cash payments equal to his then-current base salary for one year.
          On November 24, 2008, the Board of Directors promoted Mr. Raup to the position of Chief Executive Officer. Mr. Raup’s employment continues under his employment agreement and the amendment to such employment agreement dated effective as of October 27, 2008, and filed as Exhibit 10.2 to our quarterly report on Form 10-Q for the quarter ended September 30, 2008.
Base Salaries
     In determining appropriate base salaries for executives in fiscal 2008, in addition to reviewing market data, the Compensation Committee considered:
•	the Chief Executive Officers’ recommendations as to compensation for all other executive officers;

•	the scope of responsibility, experience, time in position and individual performance of each officer, including the Chief Executive Officer;

•	the effectiveness of each executive’s leadership performance and potential to enhance stockholders value; and

•	internal equity.
          The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the factors above in determining executives’ base salaries.
          Adjustments to base salaries are determined based on merit and market. This requires an evaluation of individual performance, competitive market levels and rates of increase, executive experience and internal equity, as well as our overall salary budget. Since annual performance-based incentives (as discussed below) are based on a percentage of base salary, base salary increases also have the effect of increasing the size of annual incentive opportunity.
Material Terms of Non-Equity Incentive Plan Awards
          The Named Executive Officers were not entitled to receive discretionary payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2008, or December 31, 2007. Amounts listed for each of 2008 and 2007 in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation,” were approved by the Compensation Committee on March 2, 2009 and February 18, 2008, respectively. These payments are intended to compensate the executive officers for services rendered in fiscal 2008 and 2007, respectively.
          The Compensation Committee considers annual performance-based compensation to be a motivational method for encouraging and rewarding individual performance that contributes to our overall company performance. Each fiscal year, the Compensation Committee establishes a plan for annual Management Bonus Objectives (“MBOs”) based upon the following:
•	overall financial performance versus the business plan;

•	the performance of the individual officer including the effectiveness of each executive’s leadership performance and potential to enhance long-term shareholder value;

•	targeted bonus amounts based upon market data; and

•	the recommendation of the Chief Executive Officer.
          Annual performance-based compensation is designed to motivate executives to achieve success through formula-driven targets. The 2008 MBOs were implemented through a 2008 Executive Compensation Plan adopted by the Compensation Committee on May 21, 2008. The MBOs under the 2008 Executive Compensation Plan were based on achievement of quantifiable financial performance in accordance with the annual business plan and included return on assets, operating margin, product revenues and product subscriptions. These MBOs reflect the Compensation Committee’s belief that annual incentives should be closely aligned with financial performance.
          Target performance-based compensation amounts are positioned to be competitive with market data and for fiscal year 2008 ranged as a percentage of salary from 60% to 80% for the Named Executive Officers with an increasing scale if financial performance was exceeded. As shown in the column entitled “Non-Equity Incentive Plan Compensation,” of the Summary Compensation Table, actual cash incentive awards paid to our executive officers pursuant to MBOs ranged from 21% to 28% of base salary in fiscal 2008. These amounts reflect the program’s objective to reward individual performance that contributes to our overall performance. The Compensation Committee did not waive or modify for any Named Executive Officer any of the specified performance targets, goals or conditions to payout for performance-based compensation that were in place during fiscal 2008.

Long-Term Incentive Compensation
          Our long-term incentive compensation in the form of stock option and restricted stock awards is designed to attract and retain key executives, build an integrated management team, reward innovation and performance and share long-term successes. The intent is to align executive and shareholder interests, thereby increasing shareholder value.
          Material Terms of Option Grants
          We occasionally grant executives options to purchase shares of MakeMusic common stock as a form of compensation at the time of hire or following performance evaluations. Grants to executives are made under the 2003 Equity Incentive Plan and are subject to the terms of our form of incentive stock option agreement. The form of agreement provides that the exercise price of a grant is equal to the fair market value on the date of grant. The form of agreement also provides that if the executive leaves MakeMusic for any reason other than death, vesting immediately ceases and options expire 90 days after the end of employment. In the event of the termination of an employee’s relationship with MakeMusic in connection with a change of control event, all unvested shares of stock subject to the option grant shall immediately vest. Incentive stock options typically vest over a four-year period.
          We made one incentive stock option grant to an executive officer in fiscal 2008. On January 3, 2008, MakeMusic granted a seven-year incentive stock option to purchase 20,000 shares of common stock with an exercise price of $10.15 to Karen VanDerBosch in recognition of services rendered. The option vests ratably over 48 months, beginning January 31, 2008, and ceasing December 31, 2012.
     On January 8, 2009, we granted seven-year incentive stock options to Ron Raup and Karen VanDerBosch in recognition of services rendered during the 2008 fiscal year. Mr. Raup received an option to purchase 21,000 shares and Ms. VanDerBosch received an option to purchase 15,000 shares. The shares vest ratably over 48 months beginning January 31, 2009, and ceasing December 31, 2013. The options have an exercise price of $3.50.
     The principal factors considered in granting long-term incentive awards to our executive officers are prior performance, contributions to the company, level of responsibility, other compensation, the executive officer’s ability to influence our long-term growth and profitability and prior stock option grants. The Plan does not provide any quantitative method for weighting these factors and a decision to grant an equity award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.
     Based on the amounts of total compensation listed in the Summary Compensation Table, long-term variable compensation represented from 39% to 49% of total compensation for the Named Executive Officers in fiscal year 2008, which is consistent with the committee’s overall compensation objectives.
          Material Terms of Restricted Stock Awards
          On May 21, 2008, the Compensation Committee adopted the 2008 Executive Compensation Plan, which provided that the Named Executive Officers would be eligible for restricted stock unit awards dependent upon achievement of MBOs for the 2008 fiscal year, which related to operating margins, asset turns, notation revenue, SmartMusic revenue and SmartMusic subscriptions. John Paulson and Ron Raup each were eligible for 20,539 restricted stock units (with a value of $160,000 based on the per share price of Company common stock on the date the 2008 Executive Compensation Plan was approved), and Karen VanDerBosch was eligible for 12,708 restricted stock units (with a value of $99,000 based on the per share price of the Company common stock on the date the 2008 Executive Compensation Plan was approved).
          On March 2, 2009, the Compensation Committee evaluated achievement of the MBOs based on the Company’s 2008 audited financial statements. In accordance with the Compensation Committee’s evaluation, we issued 7,189 shares of restricted stock to each of Messrs. Paulson and Raup and 4,448 shares of restricted stock to Ms. VanDerBosch, in lieu of the same number of restricted stock units that each executive would have received under the 2008 Executive Compensation Plan. The grants were made under our 2003 Equity Incentive Plan and are subject to the terms thereof, our form of restricted stock award agreement and the terms of the 2008 Executive Compensation Plan. The shares are subject to forfeiture if the Named Executive Officer voluntarily terminates employment without good reason or has been terminated by the Company for cause. The risk of forfeiture lapsed immediately as to 25% of the shares awarded to Mr. Raup and Ms. VanDerBosch, and will lapse as to the remainder of the award in 25% increments on each of March 2, 2010, March 2, 2011 and March 2, 2012. Mr. Paulson’s shares were not subject to risk of forfeiture, pursuant to his separation agreement, as described above in the section entitled “Employment Agreements and Termination of Employment Agreements.”
          Summary Compensation Table
          The table below sets forth certain information regarding compensation paid during the last two fiscal years to MakeMusic’s Named Executive Officers. Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2008; executive officers who were serving as of December 31, 2008, received total compensation in excess of $100,000 for fiscal 2008 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the “Most Highly Compensated Officers”); and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving at the end of the year.

							Change in
							Pension Value
						Non-Equity	and Nonqualified
				Stock	Option	Incentive Plan	Deferred
			Bonus	Awards	Awards	Compensation	Compensation	All Other
		Salary	(2)	(1)	(1)	(2)	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Ronald B. Raup(3)	2008	$200,000	—	$14,000	$77,508	$56,000	—	—	$347,508
Chief Executive Officer	2007	$185,000	—	—	$98,990	$98,287	—	—	$382,277

Karen L. VanDerBosch	2008	$165,000	—	$8,663	$69,896	$34,650	—	—	$278,209
Secretary, Treasurer and Chief Financial Officer	2007	$165,000	—	—	$25,614	$52,597	—	—	$243,211

John W. Paulson(4)	2008	$200,000	—	$14,000	$97,722	$56,000	—	—	$367,722
Former Co-Chief Executive Officer	2007	$200,000	—	—	$115,228	$127,507	—	—	$442,735

(1)	Represents the amounts expensed for financial statement reporting purposes for each fiscal year in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), for outstanding performance-based share or unit grants (“Stock Awards” column) and option awards (“Option Awards” column) under the 2003 Equity Incentive Plan, as amended with shareholder approval in 2006 and 2008 (the “2003 Plan”) and thus may include amounts from awards granted in and prior to such years. The assumptions used to determine the valuation of the 2008 awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. See the table entitled “Outstanding Equity Awards at 2008 Fiscal Year End” and the narrative discussion entitled “Material Terms of Option Grants” and “Material Terms of Restricted Stock Awards” for further information regarding option awards and stock awards. The assumptions used to determine the valuation of the 2007 awards are discussed in Note 5 to our consolidated financial statements, included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

(2)	The “Bonus” column is used by us to include only discretionary bonus payments apart from our non-equity incentive compensation plans. Payments under such incentive plans, including payments for achieving certain financial performance goals, are set forth in the “Non-Equity Incentive Plan Compensation” column. Payments under the 2008 Executive Compensation Plan have been made in 2009 for services and performance during 2008.

(3)	Mr. Raup was named Chief Executive Officer on November 24, 2008.

(4)	Mr. Paulson resigned as co-Chief Executive Officer and from the Board of Directors on November 24, 2008.

          Outstanding Equity Awards at 2008 Fiscal Year End
          The following table sets forth information concerning unexercised options and unvested stock awards for each Named Executive Officers outstanding as of December 31, 2008.

	Option Awards						Stock Awards
				Equity			Equity	Equity Incentive
				Incentive Plan			Incentive Plan	Plan Awards:
				Awards:			Awards:	Market or
				Number of			Number of	Payout Value of
	Number of	Number of		Securities			Unearned	Unearned
	Securities	Securities		Underlying			Shares, Units	Shares, Units or
	Underlying	Underlying		Unexercised	Option		or Other Rights	Other Rights
	Unexercised	Unexercised		Unearned	Exercise	Option	That Have Not	That Have Not
	Options (#)	Options (#)		Options	Price	Expiration	Yet Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)(6)	($)(10)
Ronald B. Raup	2,664	0	(1)	—	$4.90	2/1/2012
	19,000	5,000	(2)	—	$3.75	9/15/2015
	42,500	42,500	(3)	—	$6.00	12/31/2010
							3,200 (7)	$8,032

Karen L. VanDerBosch	15,625	14,375	(4)	—	$6.14	12/7/2013
	4,992	15,008	(5)	—	$10.15	1/2/2015
							1,980 (8)	$4,970

John W. Paulson	6,000	0	(1)	—	$10.20	12/31/2009
	105,300	0	(1)	—	$2.27	12/31/2009
	89,700	0	(1)	—	$2.27	7/6/2010
	37,500	0	(1)	—	$6.00	12/31/2009
							3,200 (9)	$8,032

(1)	Options are fully vested.

(2)	Monthly vesting of 625 options for 48 months beginning September 30, 2005.

(3)	Options vest annually on December 31 for the first three years and on the first day of each quarter during the fourth year.

(4)	Monthly vesting 625 options for 48 months beginning December 31, 2006.

(5)	Monthly vesting 416 options for 47 months and 448 for 1 month beginning January 31, 2008.

(6)	The amounts shown in this column reflect the total number of shares of Common Stock that the Named Executive Officers would receive pursuant to performance-based restricted stock units if the Company achieved target performance of each MBO set forth in the 2008 Executive Compensation Plan.

(7)	On March 2, 2009, Mr. Raup was awarded 7,189 shares of restricted stock based on exceeding the target level of operating margins for the 2008 fiscal year and in lieu of the same number of restricted stock units that he would have received under the 2008 Executive Compensation Plan. The risks of forfeiture lapse as to 25% of the award each year beginning on March 2, 2009, and ending on March 2, 2012, provided that Mr. Raup does not voluntarily terminate his employment without good reason and is not terminated for cause.

(8)	On March 2, 2009, Ms. VanDerBosch was awarded 4,448 shares of restricted stock for exceeding the target level of operating margins for the 2008 fiscal year and in lieu of the same number of restricted stock units that she would have received under the 2008 Executive Compensation Plan. The risks of forfeiture lapse as to 25% of the award each year beginning on March 2, 2009, and ending on March 2, 2012, provided that Ms. VanDerBosch does not voluntarily terminate her employment without good reason and is not terminated for cause.

(9)	On March 2, 2009, Mr. Paulson was awarded 7,189 shares of restricted stock based on exceeding target operating margins during the 2008 fiscal year and in lieu of the same number of restricted stock units that he would have received under the 2008 Executive Compensation Plan. The shares were freely tradable as to 100% of the award on March 2, 2009.

(10)	The amounts reflect the value based on the closing price of our Common Stock on December 31, 2008 of $2.51.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10 percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MakeMusic. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to MakeMusic, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to Insiders were complied with, except for the following: Robert Morrison, Graham Richmond, Michael Skinner and Keith Fenhaus each filed one late Form 4 on February 12, 2008, related to an option grant on January 2, 2008, and John Paulson, Ron Raup and Karen VanDerBosch each filed one late Form 4 on June 5, 2008, related to a restricted stock unit award May 21, 2008.
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
          There were no related party transactions in 2008. In 2007, MakeMusic had a strategic partnership with Hal Leonard Corporation, the world’s largest sheet music publisher. We have developed SmartMusic® with Intelligent Accompaniment® software for Hal Leonard’s Essential Elements®, the world’s best-selling method books for beginning band and strings students. As a result of a special marketing and licensing agreement, Hal Leonard offers SmartMusic in its Essential Elements Book One for both band and orchestra students, reaching approximately one million students per year. We also have a domestic distribution agreement with Hal Leonard Corporation that relates to our Finale® notation family of products. During the 2007 fiscal year we made sales to Hal Leonard Corporation in the approximate amounts of $787,000 which was approximately 5.4% of our total sales. In addition, we made royalty payments to Hal Leonard Corporation for the use of song titles within our SmartMusic product, which totaled approximately $17,000 for 2007. Lawrence Morton, who formerly served on our Board of Directors, Audit Committee and Compensation Committee, has been President of Hal Leonard Corporation since 1999, and due to that position has an indirect interest in our transactions with that company. The Board determined that these transactions did not affect the independence of Mr. Morton who resigned from our Board in October 2007. This was the only related party transaction that occurred in 2007.
AUDIT COMMITTEE REPORT
          The Board of Directors maintains an Audit Committee comprised of three of our independent directors, including a Financial Expert. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace Rule that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be “independent directors” as that term is defined by Nasdaq Rule 4200(a)(15).
          In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of MakeMusic. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)	reviewed the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board “Communication with Audit Committees Concerning Independence”, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission.
Members of the Audit Committee:
Keith A. Fenhaus (Chair)
Michael E. Cahr
Robert B. Morrison
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #2)
General Information
          The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for MakeMusic for the year ending December 31, 2009. McGladrey & Pullen, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2008, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-K and filed with the Securities and Exchange Commission and consultation on matters relating to accounting and financial reporting.
          A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm, Audit Fees
          The following table sets forth the approximate fees billed by McGladrey & Pullen, LLP or its affiliated entity, RSM McGladrey, Inc. for fiscal years 2007 and 2008:

	McGladrey &
	Pullen, LLP
	2007	2008
Audit Fees	$230,000	$232,000
Tax Fees	12,000	18,000

	$242,000	$250,000
          Audit fees are for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q, review of Forms S-8 filed by the Company and attendance at Audit Committee meetings. Tax fees include fees for services provided in connection with preparation of federal and state tax returns and tax consulting relating to R&D credits.
          Our Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP and has determined that such services are compatible with maintaining their independence.
Pre-Approval of Audit Fees
          The Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for MakeMusic by its independent auditors or any other auditing or accounting firm. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved cost levels will also require specific pre-approval by the Audit Committee.
          Pursuant to its pre-approval policy, the Audit Committee has pre-approved certain non-audit services, including certain tax services, not to exceed $25,000. All of the non-audit services rendered by McGladrey & Pullen, LLP during 2008 were pre-approved in accordance with this policy.

Vote Required; Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
DELIVERY OF DOCUMENTS AND OTHER BUSINESS
          MakeMusic does not mail a quarterly shareholder report to shareholders. All press releases are available on our website (including quarterly and annual results) at www.makemusic.com/press_releases.aspx, or by e-mail immediately after results are issued, if you send your
e-mail address to investorrelations@makemusic.com. Forms 10-K and 10-Q are available on the SEC website at
www.sec.gov/cgi-bin/browse-edgar and on our website at www.makemusic.com/investor_relations.aspx under SEC EDGAR Filings. Any shareholder who wishes to receive these forms by mail can submit a request, along with their name and address, to MakeMusic at the address below.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
          Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
          Any appropriate proposal submitted by a shareholder of MakeMusic and intended to be presented at the 2010 Annual Meeting of Shareholders must be received by us no later than December 7, 2009, to be considered for inclusion in our proxy statement and related proxy for the 2010 Annual Meeting.
          Also, MakeMusic’s bylaws provide that a stockholder must give timely advance notice in writing to the Secretary in order to bring business before an Annual Meeting, whether or not included in our proxy statement. To bring business before the 2010 Annual Meeting, a shareholder notice must be delivered to the address below no sooner than February 19, 2010, and no later than March 22, 2010.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848

FORM 10-K
          A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. MAKEMUSIC WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO US FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF MAKEMUSIC COMMON STOCK ON MARCH 23, 2009, THE RECORD DATE FOR THE 2009 ANNUAL MEETING AND SHOULD BE DIRECTED TO MS. KAREN VANDERBOSCH, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Koch
Chairman of the Board

Minneapolis, Minnesota
April 6, 2009

MAKEMUSIC, INC.ANNUAL MEETING OF STOCKHOLDERSWednesday, May 20, 2009 3:30 p.m.Fredrikson & Byron Suite 4000 200 South Sixth Street Minneapolis, MN 55402MakeMusic, Inc. 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 20, 2009.The shares of stock you hold in your account will be voted as you specify on the reverse side.If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.By signing the proxy, you revoke all prior proxies and appoint Ronald B. Raup and Karen L. VanDerBosch, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.See reverse for voting instructions.

COMPANY #Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.ADDRESS BLOCKINTERNET – www.eproxy.com/mmus Use the Internet to vote your proxy until 6:00 p.m. (CT) on May 19, 2009.PHONE – 1-800-560-1965Use a touch-tone telephone to vote your proxy until 6:00 p.m. (CT) on May 19, 2009.Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.3Please detach here 3The Board of Directors Recommends a Vote FOR Items 1 through 3.1.Election of directors: 01 Jeffrey A. Koch 05 Robert B. Morrison Vote FOR Vote WITHHELD 02 Ronald B. Raup 06 Graham Richmond all nominees from all nominees03 Michael E. Cahr 07 Michael Skinner (except as marked)04 Keith A. Fenhaus(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)2. Ratify the appointment of McGladrey & Pullen, LLP as independent registeredFor Against Abstain accounting firm for year ending December 31, 2009.3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.Address Change? Mark BoxIndicate changes below: Date , 2009Signature(s) in BoxPlease sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.